Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2015, relating to the financial statements of Galmed Pharmaceuticals Ltd. (“the Company”), appearing in the Annual Report on Form 20-F (as amended by Amendment No. 1 on Form 20-F/A) of the Company for the year ended December 31, 2014.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member of Deloitte Touche Tohmatsu Limited.
Tel-Aviv, Israel
August 11, 2015